Exhibit 10.12


                          EMPLOYMENT AGREEMENT BETWEEN
                   QUAD CITY HOLDINGS, INC. AND TODD A. GIPPLE
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         THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of the 5th day of
January, 2000, is between QUAD CITY HOLDINGS, INC. (the "Employer") and TODD A. GIPPLE (the "Employee").

                              W I T N E S S E T H:

        Section 1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts employment, upon ---------- the terms and conditions hereinafter set forth.

        Section 2. Duties. The Employee agrees to provide all services necessary, incidental or convenient as an Executive Vice President and the Chief Financial Officer of the Employer and a Senior Vice President and the Chief Financial Officer of the Quad City Bank and Trust Company and of Quad City Bancard, Inc. The Employer shall designate the location or locations for the performance of the Employee's services. The Employer shall furnish or make available to the Employee such equipment, office space and other facilities and services as shall be adequate and necessary for the performance of his duties.

        Section 3. Term. The term of this Agreement shall commence on January 5, 2000 (the "Effective Date"), and shall continue for a period of three (3) years. This Agreement shall automatically extend for one (1) year on each anniversary of the Effective Date, unless terminated by either party effective as of the last day of the then current three (3) year extension by written notice to that effect delivered to the other not less than ninety (90) days prior to the anniversary of such Effective Date.

        Section 4. Compensation.

             (a) The annual compensation (as defined below) of the Employee shall be One Hundred and Ten Thousand Dollars ($110,000). Said compensation shall be payable bi-weekly, in equal installments beginning January 5, 2000.

             (b) The Employee's base compensation shall be subject to review annually, with the first such review period to commence on June 30, 2000, and shall be maintained or increased during the term hereof in accordance with the Employer's established management compensation policies and plan. The Employee shall also be entitled to receive cash bonuses based upon performance which may be granted in the future in the discretion of the Employer.

        Section 5. Benefits. The Employer shall provide the following additional benefits to the Employee:

             (a) Family medical insurance;

             (b) Reimbursement of reasonable expenses advanced by the Employee in connection with the performance of his duties hereunder, including, but not limited to, two (2) paid weeks of continuing education, Davenport Club dues and Outing Club dues;

             (c) The Employee will initially be entitled to twenty-five (25) personal days which may be increased in accordance with the Employer's established policies and practices;

             (d)  Long-term  and   short-term   disability   coverage  equal  to
approximately 66-2/3% of compensation, subject to the terms of the Employer's insurance or other policies covering the same;

             (e) Participation in the Employer's 401(k)/profit sharing plan;

             (f) Non-qualified stock options in accordance with the Employer's current stock incentive plan enabling the Employee to acquire 7,500 shares of the Employer's stock as of the Effective Date and 1,500 additional shares on each of the succeeding five (5) anniversaries of the Effective Date, with an exercise price for all such options equal to the market price of the Employer's stock as of the close of business on the day prior to the Effective Date and, concurrently with the grant and vesting of such options, 15,000 tax benefit rights; and

             (g) Term life insurance of two (2) times annual compensation, and the Employee will be allowed to purchase additional life insurance of at least two (2) times annual compensation through such plan.


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        Section 6. Time Requirement.  The Employee shall devote full time to his duties under this Agreement. The Employee shall be allowed to serve on outside boards of directors subject to the consent of the Employer.

        Section 7. Termination upon Disability or Death. In the event that illness, incapacity, injury or death of the Employee occurs during the employment term, payments based upon the Employee's then current annual base compensation shall continue thereafter through the last day of the one (1) year period beginning on the date of such illness, incapacity, injury or death. Payments made in the event of the Employee's illness, incapacity or injury will be reduced by any amounts received under the Employer's long-term disability program. In the event of the Employee's death during the term of this Agreement, such amounts shall be payable to the persons designated in writing by the Employee, or if none, to his estate.

        Section 8. Confidentiality and Loyalty. The Employee acknowledges that during the course of his employment he has produced and will produce and have access to material, records, data, trade secrets and information not generally available to the public (collectively, "Confidential Information") regarding the Employer and its subsidiaries and affiliates. Accordingly, during and subsequent to termination of this Agreement, the Employee shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by the Employee of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the business of Employer and its subsidiaries and affiliates which the Employee shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent, and shall be promptly returned to the Employer upon termination of the Employee's employment hereunder. The Employee agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer and its subsidiaries and affiliates.

        Section 9. Non-Competition.

             (a) Restrictive Covenant. The Employer and the Employee have jointly reviewed the operations of the Employer and have agreed that the primary service area of the Employer's lending and deposit-taking functions extends to an area encompassing a thirty (30) mile radius from the main office of the Employer. Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in Sections 4 and 5, the Employee hereby agrees that, except with the express prior written consent of the Employer, for a period of two (2) years after the termination of the Employee's employment with the Employer (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Employer, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of, or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Employer to terminate employment with the Employer and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates an office or other business location of: (i) a bank, savings and loan association, credit union or similar financial institution, or (ii) an insurance company or agency, investment brokerage firm or other entity or organization involved in the retail sale of investment products or the making of retail or commercial loans (any of the foregoing referred to in clauses (i) or (ii) collectively referred to as a "Financial Institution") within a thirty (30) mile radius of the Employer's main office (the "Restrictive Covenant"). If the Employee violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this Section computed from the date the relief is granted, but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Employee. The foregoing Restrictive Covenant shall not prohibit the Employee from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on the Nasdaq which do not represent more than one percent (1%) of the outstanding capital stock of any Financial Institution. Notwithstanding anything contained herein to the contrary, the Employee shall be permitted to remain as a director and a shareholder of Buffalo Savings Bank, Buffalo, Iowa.

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             (b)  Remedies  for Breach of  Restrictive  Covenant.  The  Employee
acknowledges that the restrictions contained in this Section and Section 8 are reasonable and necessary for the protection of the legitimate business interests
of  the  Employer,   that  any  violation  of  these  restrictions  would  cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with the Employee without receiving the additional consideration offered by the Employee in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of, any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Employee and any and all persons directly or indirectly acting for or with him, as the case may be.

        Section 10. Severance.

             (a) If the Employee is terminated without Cause (as defined below), a severance payment will be made equal to six (6) months of compensation. Such payment shall be made in a lump sum within fifteen (15) days of termination or in equal installments over the six (6) month period, at the Employer's option. If a Change of Control (as defined below) of the ownership of the Employer occurs and the Employee elects within six months thereafter to terminate his employment, a severance payment will be made within fifteen (15) days of termination equal to two (2) years of compensation.

             (b) For purposes of this Section, the term "Change in Control" shall mean the following:

                  (1) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities of the Employer; or

                  (2) The individuals who, as of the date hereof, are members of the board of directors of the Employer (the "Board") cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

                  (3) Approval by stockholders of: (A) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the entity.

             (c) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because thirty-three percent (33%) or more of the combined voting power of the then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

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             (d) It is the  intention of the  Employer and the Employee  that no portion of any payment under this Agreement, or payments to or for the benefit of the Employee under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. It is agreed that the present value of and payments to or for the benefit of the Employee in the nature of compensation, receipt of which is contingent on the Change of Control of the Employer, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount which the Employer may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within sixty (60) days following the earlier of: (1) the giving of the notice of termination; or
(2) the giving of notice by the Employer to the Employee of its belief that there is a payment or benefit due the Employee which will result in an Excess Parachute Payment as defined in Section 280G of the Code, the Employee and the Employer, at the Employer's expense, shall obtain the opinion of such legal
counsel  and   certified   public   accountants   as  the  Employee  may  choose
(notwithstanding the fact that such persons have acted or may also be acting as the legal counsel or certified public accountants for the Employer), which opinions need not be unqualified, which sets forth: (1) the amount of the annual base compensation of the Employee; (2) the present value of Total Payments; and
(3) the amount and present value of any Excess Parachute Payments. In the event that such opinions determine that there would be an Excess Parachute Payment, the payment hereunder or any other payment determined by such counsel to be includable in Total Payments shall be modified, reduced or eliminated as specified by the Employee in writing delivered to the Employer within thirty
(30) days of his receipt of such opinions or, if the Employee fails to so notify the Employer, then as the Employer shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no Excess
Parachute  Payment.   The  provisions  of  this   subparagraph,   including  the
calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that: (1) the compensation and benefits provided for in Sections 4 and 5 hereof; and (2) any other compensation earned by the Employee pursuant to the Employer's compensation programs which would have been paid in any event, are reasonable compensation for services rendered, even though the timing of such payment is triggered by the Change of Control; provided, however, that in the event such legal counsel so requests in connection with the opinion required by this subparagraph, the Employee and the Employer shall obtain, at the Employer's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Employee. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this subparagraph shall be of no further force or effect.

             (e) If the Employer is not in compliance with any minimum capital requirements applicable to it or if the payments required under this Section would cause the Employer's capital to be reduced below any such minimum capital requirements, such payments shall be deferred until such time as the Employer is in capital compliance. At the election of the Employee, which election is to made within thirty (30) days of the Employee's termination, such payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the Employee's termination. In the event that no election is made, payment to the Employee will be made on a monthly basis during the remaining term of this Agreement. Such payments shall not be reduced in the event the Employee obtains other employment following the termination of employment by the Employer.

        Section 11. Termination for Cause. This Agreement may be terminated for cause as hereinafter defined. "Cause" for termination will exist if: (a) the Employee dies or suffers a disability which leaves him unable as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six (6) consecutive months; (b) the Employee engages in one or more unsafe and unsound business practices or material violations of a law or regulation applicable to the Employer, any repeated violations of a policy of the Employer after being warned in writing by the Board not to violate such policy or any single violation of a policy of the Employer if such violation materially and adversely affects the business or affairs of the Employer or a direction or order of the Board; (c) the Employee engages in a breach of fiduciary duty or act of dishonesty involving the affairs of the Employer; (d) the Employee commits a material breach of his obligations under this Agreement; or (e) the willful or negligent failure of the Employee to perform his duties hereunder in any material respect, or with the degree of skill, care or competence which the Board should reasonably expect given the Employee's age, experience and compensation level. The Employee shall be entitled to at least 30 days' prior written notice of the Employer's intention to terminate his employment for any cause (except the Employee's death) specifying the grounds for such termination, a reasonable opportunity to cure any conduct or act, if curable, alleged as grounds for such termination, and a reasonable opportunity to present to the Board his position regarding any dispute relating to the existence of such cause.

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        Section 12. Indemnification.

             (a) The Employer shall provide the Employee (including his heirs, personal representatives, executors and administrators) for the term of this Agreement with coverage under a standard directors' and officers' liability insurance policy at its expense.

             (b) In  addition to the  insurance  coverage  provided  for in this
Section, the Employer shall hold harmless and indemnify the Employee (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Employer (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

             (c) In the event the Employee becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Employer has agreed to provide insurance coverage or indemnification under this Section, the Employer shall, to the full extent permitted under applicable law, advance all expenses (including reasonable attorneys' fees, judgments, fines and amounts paid in settlement (collectively "Expenses")) incurred by the Employee in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Employer of a written undertaking from the Employee: (1) to reimburse the Employer for all Expenses actually paid by the Employer to or on behalf of the Employee in the event it shall be ultimately determined that the Employee is not entitled to indemnification by the Employer for such Expenses; and (2) to assign to the Employer all rights of the Employee to indemnification, under any policy of directors' and officers' liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Employer to or on behalf of the Employee.

        Section 13. General Provisions.

             (a) This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement. It binds and benefits the parties and their successors in interest, heirs, beneficiaries, legal representatives and assigns.

             (b) This Agreement is governed by and construed in accordance with the laws of the State of Iowa.

             (c) No amendment or modification of this Agreement is effective unless made in writing and signed by each party.

             (d) This Agreement may be signed in several counterparts, each of which will be an original and all of which will constitute one agreement.

             (e) When used in this Agreement, the term "compensation" shall mean the average of the cash compensation, including any Bonus, paid during the preceding twelve (12) months to the Employee by the Employer pursuant to the terms of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above set forth.

QUAD CITY HOLDINGS, INC.

By:
    -------------------------------------   ------------------------------------

    Name:                                   TODD A. GIPPLE
          -------------------------------

    Title:
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